                                                                      EXHIBIT 21

                  LIST OF MATERIAL SUBSIDIARIES OF THE COMPANY

                                                                     Jurisdiction of
             Name of Subsidiary (1)                         Incorporation or Organization
             -------------------                            -----------------------------

             Crest Capital LLC                                       Nevada
             Golden West Leasing, LLC                                Nevada
             HBOS Manufacturing, LP (2)                              Delaware
             Oak Leaf Holdings, LLC                                  Delaware
             Oakwood Acceptance Corporation, LLC (3)                 Delaware
             Oakwood Capital Corporation                             Nevada
             Oakwood Financial Corporation                           Nevada
             Oakwood Investment Corporation                          Nevada
             Oakwood NSPV I Corporation                              Nevada
             Oakwood Mobile Homes, Inc. (4)                          North Carolina
             Oakwood Mortgage Investors, Inc.                        Nevada
             Oakwood Shared Services, LLC                            Delaware
             OMI Note Trust 2001-A                                   Delaware
             Preferred Housing Services                              Delaware
             Suburban Homes Sales, Inc.                              Michigan
             Tarheel Insurance Company, Ltd.                         Bermuda
             DreamStreet Company, LLC                                Delaware
             Oakwood Advance Receivables, LLC                        Nevada


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(1)      Each subsidiary does business under its corporate name.

(2) Also does business under the names "Crest Homes," "Golden West Homes," "Homes by Oakwood," "Marlette Homes" and "Schult Homes."

(3)      Also does business under the name "Golden Circle Financial Services."

(4) Also does business under the names "Freedom Homes," "Golden West Homes" and "Schult Homes."